                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


     This Agreement is made as of the 27th day of November, 1996 between Statia Terminals Group N. V., a Netherlands Antilles corporation, having a registered office at L.B. Smithplein 3, Curacao, Netherlands Antilles (the "Company"); Statia Terminals, Inc., a Delaware corporation, with offices at 800 Fairway Drive, Suite 295, Deerfield Beach, Florida 33441 (the "Subsidiary"); and Thomas
M. Thompson, Jr., an individual with an address of 638 Middle River Dr., Ft. Lauderdale, FL 33304 (the "Employee").

                                 R E C I T A L S

     WHEREAS, the Company has entered into a certain Amended and Restated Stock Purchase and Sale Agreement dated as of November 4, 1996, among the Company and certain other corporations (the "Purchase and Sale Agreement") pursuant to which the Company shall, directly or indirectly, acquire all of the issued and outstanding shares of the common stock of the Subsidiary;

     WHEREAS, the Employee has been and is presently in the employ of the Subsidiary and is presently serving as Executive Vice President of the Subsidiary;

     WHEREAS, the Employee possesses an intimate knowledge of the business and affairs of the Subsidiary and its policies, procedures, methods and personnel;

     WHEREAS, the Company desires to secure the continued services and employment of the Employee on behalf of the Subsidiary, and the Employee desires to be employed by the Subsidiary, upon the terms and conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. Employment. The Company hereby agrees to cause the Subsidiary to employ and continue to employ the Employee as Executive Vice President of the Subsidiary and the Subsidiary hereby agrees to employ and continue to employ

                                                                    EXHIBIT 10.7
                                                                          Page 2


the Employee as Executive Vice President, and the Employee accepts such employment for the term of the employment specified in Section 3 hereof (the "Employment Term"). During the Employment Term, the Employee shall serve as the Executive Vice President of the Subsidiary, performing such duties and having such authority as shall be reasonably required of an executive-level employee of the Subsidiary, reporting only to the President and Chief Executive Officer and the Board of Directors of the Subsidiary (the "Board"), and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the President and Chief Executive Officer or the Board. Such duties being performed and such authority being exercised shall be at least commensurate with the duties being performed and authority being exercised by the Employee immediately prior to the date of this Agreement.

     2. Performance. The Employee will serve the Subsidiary faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities; provided however, that such exclusion shall not prohibit the Employee from attending to the Employee's personal matters and/or financial and investment affairs (which financial or investment affairs shall not conflict with the business of the Subsidiary or the Company and is subject to the provisions of
Section 12 hereof) during regular business hours as may from time-to-time be reasonably necessary so long as attendance to such matters and affairs does not interfere with the performance of the Employee's duties hereunder.

     3. Employment Term. Subject to earlier termination pursuant to Section 7 hereof the Employment Term shall (i) begin on the date of this Agreement and continue until December 31, 2001 and (ii) be automatically renewed for successive three-year periods thereafter, unless, at least 90 days before the end of the initial term or any subsequent three-year period, either party gives notice to the other of his or its desire to terminate this Agreement, in which case it shall terminate as of the end of such term or period. Notwithstanding the foregoing, if after December 31, 1998, there is a Change in Control (as hereinafter defined) which occurs during the Employment Term, the Employment Term shall be extended automatically for a period of three years from and after the date of such Change in Control and shall not be automatically renewed thereafter.

                                                                    EXHIBIT 10.7
                                                                          Page 3




     4. Compensation.

          (a) Salary. During the Employment Term, the Company shall cause the Subsidiary to pay the Employee a base salary, payable in equal bi-weekly installments, subject to withholding and other applicable taxes, at an annual rate of not less than One Hundred Sixty-Nine Thousand Two Hundred

     Sixty U.S. Dollars ($169,260). Such base salary shall be reviewed in January, 1997, and at least annually thereafter.

          (b) Cash Incentive Bonus. For the calendar year 1997 and for each subsequent calendar year, or portion thereof, during the Employment Term, a reasonable target EBITDA (as defined below) for each calendar year and a target bonus for the Employee for such calendar year shall be established by the Board in its discretion after receiving the recommendation of the management of the Subsidiary, and as soon as practicable after the end of each such calendar year as the actual EBITDA achieved for such calendar year has been determined, the Company shall cause the Subsidiary to pay to the Employee a lump sum bonus determined as follows:

-------------------------------------------------------------------------
% of Target EBITDA Achieved
                                % of Target Bonus to be Paid
---------------------------
At Least      But Less Than
-------------------------------------------------------------------------
   -               85                      None
-------------------------------------------------------------------------
   85              90                       85
-------------------------------------------------------------------------
   90              95                       90
-------------------------------------------------------------------------
   95             100                       95
-------------------------------------------------------------------------
  100             105                       100
-------------------------------------------------------------------------
  105             110                       105
-------------------------------------------------------------------------

                                                                    EXHIBIT 10.7
                                                                          Page 4

-------------------------------------------------------------------------
% of Target EBITDA Achieved
                                % of Target Bonus to be Paid
---------------------------
At Least      But Less Than
-------------------------------------------------------------------------
      110           115                     110
-------------------------------------------------------------------------
      115           120                     115
-------------------------------------------------------------------------
      120           125                     120
-------------------------------------------------------------------------

 125 and above       --                     125
-------------------------------------------------------------------------

     If during the course of any calendar year, the Company shall sell or otherwise dispose of five percent (5%) or more of the total assets of the Company and its subsidiaries, the Board shall establish a revised EBITDA target for such calendar year after receiving management's recommendation.

          "EBITDA" shall mean for any period, the (a) net income (or net loss) of the Company and its subsidiaries plus (b) the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) extraordinary or unusual losses deducted in calculating net income (or net loss) less (c) extraordinary or unusual gains added in calculating net income (or net loss), in each case determined in accordance with generally accepted accounting principles at the end of each such calendar year for the Company and its subsidiaries on a consolidated basis, and plus (d) any fees paid to or expenses incurred by the Company pursuant to the Management Agreement between the Company and an Affiliate (as hereinafter defined) of a stockholder of the Company dated November __, 1996.

          (c) Employee Benefits. The Employee shall be entitled to and shall receive employee benefits or participate in plans and programs maintained by or on behalf of the Subsidiary which are otherwise made available to employees of the Subsidiary, including but not limited to, medical, health, accident and disability plan, cafeteria plan and 401(k) plan.

          (d) Additional Benefits. In addition to the other compensation payable to the Employee hereunder, during the Employment Term, the Company shall cause the Subsidiary to furnish at its expense an automobile, or a reasonable allowance

                                                                    EXHIBIT 10.7
                                                                          Page 5




     in lieu thereof at the option of the Subsidiary, office, reasonable secretarial services, a club membership, and such other supplies, equipment, facilities, services and emoluments appropriate to such Employee's position.

          (e) Paid Time Off. Employee shall be entitled to paid vacation, holidays, and sick leave during each calendar year of employment in accordance with policies of the Subsidiary. Vacation may only be taken at times mutually convenient for the Subsidiary and the Employee. The Subsidiary may elect to pay out all accrued and unused vacation time as of

     December 31 of any calendar year in January of the following calendar year. Such pay out will be at the then prevailing rate of annual compensation. No more than four weeks vacation time may be accrued at any time.

     5. Expenses. The Employee shall be entitled to be reimbursed by the Subsidiary for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board from time to time and upon receipt of appropriate documentation.

     6. Secret Processes and Confidential Information. For the
Employment Term and thereafter (a) the Employee will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to both the Company and the Subsidiary of any such order), directly or indirectly, other than in the regular and proper course of business of the Company and/or the Subsidiary, any confidential knowledge or information with respect to the operations or finances of the Subsidiary or the Company or any of their subsidiaries or Affiliates, or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company and/or the Subsidiary, and (b) the Employee will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company and/or the Subsidiary; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Employee.

     To the greatest extent possible, any Work Product (as hereinafter defined) shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended) and owned exclusively by the Subsidiary. The

                                                                    EXHIBIT 10.7
                                                                          Page 6




Employee hereby unconditionally and irrevocably transfers and assigns to the Subsidiary all right, title and interest the Employee may currently have or in the future may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. The Employee agrees to execute and deliver to the Subsidiary any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in the Subsidiary.

     During the term of this Agreement and thereafter, Employee shall not take any action to disparage or criticize to any third parties any of the services of the Company and/or the Subsidiary or to commit any other action that injures or hinders the business relationships of the Company and/or the Subsidiary.

     All files, records, documents, memorandums, notes or other documents relating to the business of Company and/or the Subsidiary, whether prepared by Employee or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of this Agreement for any reason whatsoever.

     7. Termination.

          (a) Mutual Agreement. The employment of the Employee hereunder may be terminated at any time by the mutual agreement of the parties hereto.


          (b) Termination for Substantial Cause. The Subsidiary may at any time upon thirty (30) days prior written notice to the Employee, terminate the employment of the Employee for Substantial Cause (as hereinafter defined).

          (c) Termination by the Employee. The Employee shall be entitled to terminate his employment without being in violation of any provision of this Agreement upon 30 days prior written notice to the Subsidiary (i) for Good Reason; (ii) upon retirement pursuant to the CBI Pension Plan, as amended effective August 1, 1996, or pursuant to any other plan or policy of the Subsidiary; or (iii) at any time and for any reason after the Employee has attained the age of sixty-five (65) years.

                                                                    EXHIBIT 10.7
                                                                          Page 7





          (d) Termination by Death or Disability. The employment of the Employee shall terminate upon the death of the Employee or the inability of the Employee to perform his duties as a result of physical or mental disability for an aggregate of 90 days in any 180 day period, as determined in good faith by the Board ("Disability").

     8. Definitions. For purposes of this Agreement:

          (a) "Business" shall mean the business of owning, leasing or operating petroleum and other bulk liquid blending, trans-shipment, storage or processing facilities or providing related terminaling services such as supply of bunker fuel for vessels, emergency and spill response services; brokering of product trades and vessel representation.


          (b) "Substantial Cause" shall mean:

               (i) Conviction of the Employee of a crime constituting a felony in the jurisdiction in which committed, or for any other criminal act against the Subsidiary or the Company involving dishonesty or willful misconduct intended to injure the Subsidiary or the Company or any Affiliate of either of them in any substantial way (whether or not a felony and whether or not criminal proceedings are initiated);

               (ii) Failure or refusal of the Employee in any material respect to perform his obligations under this Agreement or the duties of his employment or to follow the lawful and proper directives of the Board, other than by reason of a Disability provided such duties or directives are consistent with this Agreement, and such failure or refusal continues uncured for a period of sixty (60) days after written notice thereof from the Subsidiary to the Employee which specifies (i) the nature of such failure or refusal, and (ii) the reasonable action of the Employee necessary for cure;

               (iii) Any willful or intentional misconduct of the Employee committed for the purpose, or having the reasonably foreseeable effect, of injuring in a substantial way the Company, the Subsidiary, or any Affiliate of either of them, or their respective businesses or reputations; or

                                                                    EXHIBIT 10.7
                                                                          Page 8





               (iv) Any conduct by Employee that causes the Subsidiary or any of its Affiliates to violate any state or federal law relating to the workplace environment or any violation of any written policy of the Subsidiary providing for termination in the event of violation of such policy.

          (a) "Good Reason" shall mean:

               (i) a significant reduction in the authorities, duties, or responsibilities of Employee other than as a result of sales of assets as contemplated by the Purchase and Sale Agreement;

               (ii) assignment to an office location which is more than 100 miles from the office location of the Employee as of the date of this Agreement; or


               (iii) material breach of this Agreement by the Subsidiary or the Company which is not cured within thirty (30) days after written notice of such breach is given by the Employee to the Company and the Subsidiary.

          (b) "Change in Control" shall mean the occurrence of any of the following events with respect to the Company or with respect to the
     Subsidiary:

               (i) a merger, consolidation, combination, reorganization or other transaction resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the former shareholders of the Company or the Subsidiary, as applicable;

               (ii) the sale or other disposition of all or substantially all of the assets or business of the Company or the Subsidiary, as applicable other than to an Affiliate of the Company or the Subsidiary, as applicable; or

               (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of

                                                                    EXHIBIT 10.7
                                                                          Page 9




          Directors of the Company or of the Subsidiary, as applicable, cease for any reason to constitute at least a majority of such board, unless the election, or nomination for the election by the shareholders of the Company or the Subsidiary, respectively, of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period;

     provided, however, that, the foregoing to the contrary notwithstanding, in no event shall any Change in Control be deemed to occur, for purposes of this Agreement, as the direct or indirect result of the occurrence of any of the transactions contemplated under the Purchase and Sale Agreement.

          (c) "Affiliate" shall mean, with respect to any Person, any entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person.

          (d) "Person" shall mean any corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization.


          (e) "Work Product" shall mean work product, property, data documentation or information of any kind relating to the Business, prepared, conceived, discovered, developed or created by the Employee for the Subsidiary or any of the Subsidiary's Affiliates, clients or customers while the Employee is employed by the Subsidiary.

          (f) "Disability" shall have the meaning specified in Section 7(d) hereof.

     9. Directors and Officers Insurance and Indemnification. The Subsidiary shall provide directors and officers insurance covering the Employee for events occurring during the Employment Term on terms at least as favorable as coverage for Directors of the Company, and the Subsidiary shall provide indemnification to the Employee to the full extent allowed by the law of its jurisdiction of incorporation.

                                                                    EXHIBIT 10.7
                                                                         Page 10




     10. Severance.

          (a) If the Employee's employment is terminated by the Subsidiary without Substantial Cause or by the Employee for Good Reason, then without further liability of the Subsidiary or the Company the Employee shall be entitled to (i) medical and dental benefits as provided immediately prior to the date of termination which shall continue for the Severance Period (as hereinafter defined) (which shall be terminated sooner to the extent provided by another employer) and (ii) severance compensation for the Severance Period following any such termination, payable in equal monthly installments, subject to withholding and other applicable taxes, at an annual rate equal to the Employees base rate of pay for the year of termination. In addition, the Employee will be entitled to a pro rata portion of the bonus compensation referred to in Section 4(b) hereof for the year of termination only as and when ordinarily determined for such year. For the purposes of this Agreement, "Severance Period" shall mean a period commencing on the date of any such termination and ending on the expiration of the Employment Term (determined as of the date of such termination without giving effect to such termination); provided, however, that the Severance Period shall not be less than one year.

          (b) If the Employee's employment is terminated for any other reason, then without further liability of the Subsidiary or the Company, the Employee shall be entitled to the salary, expenses and benefits accrued to the termination date (excluding the bonus referred to in Section 4(b) hereof).


     11. Notice. Any notices required or permitted hereunder shall be in writing, signed and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

     If to the Employee:

           Thomas M. Thompson, Jr.
           638 Middle River Dr.
           Ft. Lauderdale, FL 33304

     If to the Subsidiary:

           Statia Terminals, Inc.

                                                                    EXHIBIT 10.7
                                                                         Page 11




           800 Fairway Drive
           Suite 295
           Deerfield Beach, Florida 33441
           Attention: Board of Directors

     With a copy to:

           Castle Harlan Partners II, L.P.
           150 East 58th Street
           37th Floor
           New York, New York 10015
           Attention: David B. Pittaway

     and a copy to:

           Kaye, Scholer, Fierman,
              Hays & Handler, LLP
           425 Park Avenue
           New York, NY  10022
           Attention:  Brian Christaldi, Esq.

     If to the Company:

           Statia Terminals Group N. V.
           c/o Statia Terminals Inc.

           800 Fairway Drive
           Suite 295
           Deerfield Beach, Florida 33441
           Attention: Board of Directors

     With a copy to:

           Castle Harlan Partners II, L.P.
           150 East 58th Street
           37th Floor
           New York, New York 10015
           Attention: David B. Pittaway

                                                                    EXHIBIT 10.7
                                                                         Page 12





     and a copy to:

             Kaye, Scholer, Fierman,
                Hays & Handler, LLP
             425 Park Avenue
             New York, NY  10022
             Attention:  Brian Christaldi, Esq.

     Each of the Employee, the Subsidiary and the Company may change its address for purposes of this Section by sending notice to the other parties.

     12. Non-Competition. The Employee shall not, at any time during the Employment Term and for a period of eighteen months thereafter, directly or indirectly, except where specifically contemplated by the terms of his employment or this Agreement, (a) be employed by, engage in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as the terms Competing Entity and Territory are hereinafter defined); provided, however, that notwithstanding the foregoing, the Employee may make solely passive investments in any Competing Entity the common stock of which is publicly held and of which the Employee shall not own or control, directly or indirectly, in the aggregate securities which constitute 5% or more of the voting rights or equity ownership of such Competing Entity; or (b) solicit or divert any business or any customer from the Subsidiary or any Affiliate of the Subsidiary or assist any person, firm or corporation in doing so or attempting to do so; or (c) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Subsidiary or any Affiliate of the Subsidiary or assist any person, firm or corporation in doing so.

     For purposes of this Section 12, (i) the term "Competing Entity" shall mean any Person which presently or hereafter during the term hereof engages in the Business; and (ii) the term Territory shall mean the Caribbean and the area within a three hundred mile radius of (a) the terminal facility operated by an Affiliate of the Subsidiary at Point Tupper, Nova Scotia and (b) any terminal hereafter operated by the Subsidiary or any Affiliate of the Subsidiary.

     13. General.

                                                                    EXHIBIT 10.7
                                                                         Page 13




          (a) Governing Law; Captions. The terms of this Agreement shall be governed by and construed under the laws of the State of Florida. Paragraph and Section captions used herein are for convenience of reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Subsidiary may assign this Agreement and all rights hereunder shall inure to the benefit of the assignee or any person, firm or corporation succeeding to all or substantially all of the business or assets of the Subsidiary by purchase, merger or consolidation.

          (c) Dispute Resolution. With the exception of the Company's or the Subsidiary's right to elect to seek injunctive relief pursuant to paragraph
     (g) of this Section 13, in the event of any dispute between either the Company or the Subsidiary and the Employee arising out of or relating to this Agreement or its termination or any other aspect of Employee's employment, the parties hereby agree to submit such dispute to a non-binding mediation under the American Arbitration Association's National Rules for the Resolution of Employment Disputes; Arbitration and Mediation Rules (the "Rules") within sixty (60) days of notice from any one of the parties to another. Unless the parties can agree on a mediator within thirty (30) days of such notice, mediation shall proceed pursuant to the Rules. In the event any such dispute is not resolved by mediation, any party hereto may initiate an action or claim to enforce any provision or term of this Agreement. Each party shall bear its or his own costs and expenses (including attorney's fees) associated with any mediation, action, or claim.

          (d) Binding Effect. This Agreement is for the employment of Employee,

     personally, and the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company, the Subsidiary, and the Employee and, as the case may be, their respective successors and assigns, personal representatives, heirs and legatees.

          (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties.

                                                                    EXHIBIT 10.7
                                                                         Page 14


          (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement hereto, including without limitation any obligations of the Company or the Subsidiary under Sections 9, 10 or 13 of this Agreement.

          (g) Survival. The covenants set forth in Sections 6 and 12 of this Agreement shall survive and shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 6 and Section 12 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company and/or Subsidiary, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company or Subsidiary of any or all covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

          (h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby and the parties shall in good faith agree on a modification of the invalid, illegal or unenforceable provision which renders it valid, legal or enforceable (as the case may be) and which as closely as possible reflects the original intent of the parties.

          (i) Guaranty of Company. The Company hereby unconditionally guarantees to Employee the full and timely performance by Subsidiary of its obligations under this Agreement.

                                                                    EXHIBIT 10.7
                                                                         Page 15




     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                         Statia Terminals, Inc.



                                         By: /s/ James G. Cameron
                                             -------------------------------
                                                Name:    James G. Cameron
                                                Title:   President


                                         Statia Terminals Group N. V.



                                         By: /s/ David B. Pittaway
                                             -------------------------------
                                                Name:   David B. Pittaway
                                                Title:  Attorney-in-Fact


                                         EMPLOYEE

                                         /s/ Thomas M. Thompson
                                         -------------------------------
                                         Thomas M. Thompson, Jr.